UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of
earliest event reported):     November 15, 2000

                            Brown-Forman Corporation
             (Exact name of registrant as specified in its charter)

   Delaware                    1-123              61-0243150
(State or other            (Commission         (I.R.S. Employer
 jurisdiction of            File Number)       Identification No.)
 incorporation)

 850 Dixie Highway, Louisville, Kentucky           40210
(Address of principal executive offices)         (Zip Code)

Registrant's telephone number, including area code (502) 585-1100

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Item 5.

The Board of Directors of Brown-Forman Corporation has elected William M. Street to the office of President. Mr. Street will retain his current responsibilities as President and CEO of Brown-Forman Beverages Worldwide (BFBW), the subsidiary responsible for the Company's beverage business. While Mr. Street remains a Director, he is relinquishing his position as Vice-Chairman of the Board.

A copy of the press release issued in connection with this development is filed herewith as Exhibit 99, and incorporated by reference herein.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       Brown-Forman Corporation
                                            (Registrant)


Date:   November 15, 2000                 By:  /s/ Michael B. Crutcher
                                                Michael B. Crutcher
                                                Senior Vice President,
                                                General Counsel, and Secretary